UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2025, Viewbix Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors pursuant to which the Company agreed to sell and issue in a private placement (the “Private Placement Offering”) an aggregate of 848,763 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 77,160 shares of Common Stock and common warrants to purchase up to an aggregate of 925,923 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”), at an offering price of $4.86 per Private Placement Share and associated Common Warrant and an offering price of $4.8599 per Pre-Funded Warrant and associated Common Warrant.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.0001 per share and will not expire until exercised in full. The Common Warrants will be immediately exercisable upon issuance at an exercise price of $4.74 per share, subject to adjustment as set forth therein, and will expire five and a half years from the issuance date. The Common Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of Common Stock underlying the Common Warrants.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each investor. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Private Placement Shares and the shares of Common Stock issuable upon exercise of the Warrants within fourteen (14) trading days of the signing date of the Purchase Agreement (the “Signing Date”), and to have such Registration Statement declared effective within sixty (60) calendar days after the Signing Date in the event the Registration Statement is not reviewed by the SEC, or ninety (90) calendar days of the Signing Date in the event the Registration Statement is reviewed by the SEC.

The Purchase Agreement and the Registration Rights Agreement contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with Aegis Capital Corp., as placement agent (the “Placement Agent”), dated July 11, 2025, pursuant to which the Placement Agent agreed to serve as the placement agent for in connection with the Private Placement Offering. The Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds received in the Private Placement Offering and $50,000 for reasonable legal fees and disbursements for the Placement Agent’s counsel. In addition, pursuant to the Placement Agent Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of thirty (30) days following the later of the closing of the Private Placement Offering and the date that the Registration Statement is declared effective by the SEC.

Aggregate gross proceeds to the Company in respect of the Private Placement Offering are expected to be approximately $4.5 million, before deducting fees payable to the Placement Agent and other offering expenses payable by the Company. If the Warrants are exercised in cash in full this would result in an additional $4.4 million of gross proceeds. The Private Placement Offering closed on July 14, 2025.

The Private Placement Shares, the Warrants to be issued in the Private Placement Offering and the shares of Common Stock underlying the Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The investors have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyers as defined in Rule 144(A)(a), and have acquired such securities for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. None of the Private Placement Shares, the Warrants to be issued in the Private Placement Offering, nor the shares of Common Stock underlying the Warrants have been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Registration Rights Agreement and the Placement Agent Agreement are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Funded Warrant
10.3	Form of Common Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Placement Agent Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: July 14, 2025